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 CLARK WILSON LLP                      Reply Attention of Bernard Pinsky
 BC's Law Firm of Business             Direct Tel.        604.643.3153
                                       EMail Address      bip@cwilson.com
                                       Our File No.       30133/





December 22, 2005

Zandaria Ventures Inc.
#701 - 1460 Barclay Street
Vancouver, B.C.  V6G 1J5

Attention:  Steve Cozine

Dear Sirs:

                  Re:      Registration Statement on Form SB-2
                  --------------------------------------------

                  We hereby consent to the reference to our firm name in the registration statement on Form SB-2 of Zandaria Ventures Inc. (the "Registration Statement") under the caption "Interests of Named Experts and Counsel" in the following sentence:

         "Clark Wilson LLP has provided an opinion on the valid issuance of our common stock"

And to the use of our opinion as an exhibit to the Registration Statement.

                                                          Yours truly,

                                                          CLARK WILSON LLP

                                                          per:  "Bernard Pinsky"

                                                          Bernard Pinsky